Exhibit 99.1

Contact:	Raghuram Selvaraju, Investor Relations
investorrelations@tymeinc.com
(646) 205-1603

Media Contact:	Mike Beyer, Sam Brown Inc.
(312) 961-2502
mikebeyer@sambrown.com

Tyme Technologies, Inc. Submits Investigational New Drug Application for

Oncology Drug Candidate SM-88

NEW YORK, September 30,2015 — Tyme Technologies, Inc. (Tyme, Inc.) (OTC QB: TYMI), a research and development company focused on developing first-in-class oncology drug candidates, has submitted a Phase 2 Investigational New Drug (IND) Application to the U.S. Food and Drug Administration (FDA) for SM-88, a drug candidate with a unique metabolic approach that has demonstrated initial efficacy and low toxicity in the treatment of multiple types of cancers.

“Based on the encouraging results of SM-88 in its first trial, we are excited to begin additional clinical trials as presented in our IND submission to the FDA,” said Steve Hoffman, President and Chief Executive Officer of Tyme, Inc. “Upon allowance, we will begin a process to demonstrate SM-88 utility in a multi-center, controlled study with focus on breast cancer as well as other arms. It is our hope to prove SM-88 is both safe and effective, and eventually offer oncologists a new class of tools to help their patients.”

SM-88 is a proprietary compound which Tyme, Inc. believes to be a first-in-class drug that harnesses the body’s own immune defenses to fight tumor cells. The Company previously completed a proof-of-concept clinical study for SM-88 in late-stage cancer patients with relapsed or highly refractory disease.

About Tyme, Inc.

Tyme is a pharmaceutical company focused on discovering and developing highly targeted cancer therapeutics for a broad range of oncology indications. Tyme is the originator of what it believes to be a novel, proprietary treatment regimen consisting of a rationally-designed combination of therapeutic agents aimed at exploiting the aberrant metabolic characteristics of cancer cells as well as activating the endogenous immune response against tumors. Tyme’s approach is hypothesized to permit selective elimination of cancer cells, while simultaneously improving patients’ well-being, particularly with respect to pain severity and functional independence.

Tyme is currently developing for use in humans SM-88, a proprietary compound, which the Company believes to be a first-in-class drug that harnesses the body’s own immune defenses to fight tumor cells. SM-88 is a novel combination drug that synergistically target the unique metabolic features of cancer cells, thus providing a selective method of altering the susceptibility of cancer cells to oxidative stress. Tyme has completed a proof-of-concept clinical study for SM-88 in late-stage cancer patients with relapsed or highly refractory disease.

For more information, visit our website:  www.tymetechnologiesinc.com.

Safe Harbor Statement

This press release contains forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” of Tyme’s Current Report on Form 8-K/A filed with the US Securities and Exchange Commission on April 16, 2015 (available at www.sec.gov).

Readers can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements, and forward-looking statements within this press release include statements regarding our drug development strategies, clinical trials and plans for submitting an IND with the FDA. Forward-looking statements reflect Tyme Technologies’ current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, readers should not place undue reliance on these forward-looking statements.

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